Exhibit 10.11

CONTRIBUTION AGREEMENT

BY AND BETWEEN

TORNIER B.V.,

VERTICAL FUND I, L.P.,
VERTICAL FUND II, L.P.,
TMG HOLDINGS COÖPERATIEF U.A.,
STICHTING ADMINISTRATIEKANTOOR TORNIER,
FRED B. DINGER III
AND
DOUGLAS W. KOHRS

DATED AS OF MARCH 26, 2010

Schedules

Schedule 2(a)                        Contributors Information, C2M Shares Owned by Contributors and Tornier Shares to Be Acquired by Contributors

Schedule 3(a)                        Disclosures Regarding Contributors’ Representations and Warranties

Schedule 3(b)                       Disclosures Regarding Tornier’s Representations and Warranties

Schedule 4                                      Disclosures Regarding Contributors’ Representations and Warranties Concerning the Company

CONTRIBUTION AGREEMENT

This Contribution Agreement (this “Agreement”) is entered into this 26th day of March, 2010 (the “Effective Date”), by and between Tornier B.V., (“Tornier”), Stichting Administratiekantoor Tornier (“STAK”), Vertical Fund I, L.P. (“Vertical I”), Vertical Fund II, L.P. (“Vertical II”), TMG Holdings Coöperatief U.A. (“TMG”), Fred B. Dinger, III (“Dinger”) and Douglas W. Kohrs (“Kohrs”; and Vertical I, Vertical II, TMG, Dinger and Kohrs are each referred to as a “Contributor” and collectively as “Contributors”).

RECITALS:

A.            Each of Vertical I, Vertical II, TMG and Kohrs currently own certain ordinary shares with a par value of EUR 0.01 each, in Tornier.

B.            Tornier and Contributors have agreed that each of Vertical I, Vertical II, TMG and Kohrs will acquire the number of additional ordinary shares, and Dinger will acquire the number of depositary receipts of ordinary shares, with a par value of EUR 0.01 each, in Tornier, as more specifically set forth below.

C.            Contributors own all the issued and outstanding shares of Series A Convertible Preferred Stock, par value $0.0001 in C2M Medical, Inc., a Delaware corporation (the “Company”), and desire to use such shares to pay up the additional ordinary shares in Tornier.

D.            Tornier desires to accept the shares of Series A Convertible Preferred Stock, par value $0.0001 in C2M as contribution for its shares according to the terms and conditions set forth below.

AGREEMENTS:

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, Tornier and Contributors agree as follows:

Section 1.               Definitions.

“Adverse Consequences” means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, penalties, fines, costs, amounts paid in settlements, Liabilities, obligations, Taxes, liens, losses, expenses and fees, including court costs and reasonable attorneys’ fees and expenses.

“Affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the person specified.

“C2M Shares” means all of the issued and outstanding shares of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share, which shares are listed in the attached Schedule 2(a).

“Claiming Party” has the meaning set forth in Section 8(d) below.

“Closing” has the meaning set forth in Section 2(b) below.

“Closing Date” has the meaning set forth in Section 2(b) below

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the recitals above.

“Confidential Information” means any information concerning the businesses and affairs of the Company that is not already generally available to the public.

“Contributor Material Adverse Change” means any change that would be materially adverse to the business, assets, financial condition, operating results or operations of Company, or that would affect the ability of Contributors to timely consummate the transactions contemplated hereby.

“Contributors” has the meaning set forth in the preface above.

“Deadline” means June 15, 2010.

“Dinger” has the meaning set forth in the preface above.

“Effective Date” has the meaning set forth in the preface above.

“Environmental, Health and Safety Requirements” shall mean, as amended and as now and hereafter in effect, all federal, state, local, and non-U.S. statutes, regulations, ordinances, and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations, and all common law concerning public health and safety, worker health and safety, pollution, or protection of the environment, including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances, or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise, or radiation.

“Expense Payment” has the meaning set forth in Section 11(k) below.

“Financial Statements” has the meaning set forth in Section 4(g) below.

“Indemnification Threshold” has the meaning set forth in Section 8(f)(ii).

“Indemnifying Party” has the meaning set forth in Section 8(d) below.

“Intellectual Property” means all of the following in any jurisdiction throughout the world: (a) all ideas, concepts, inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, divisional, revisions, extensions, counterparts, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, slogans, trade names, corporate names, Internet domain names, and rights in telephone numbers, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including source code, executable code, data, databases, and related documentation) and computer/engineering models, (g) all advertising and promotional materials, (h) all other proprietary rights, and (i) all copies and tangible embodiments thereof (in whatever form or medium).

“Kohrs” has the meaning set forth in the preface above.

“Liability” means any liability or obligation of whatever kind or nature (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

“Lien” means any mortgage, pledge, lien, encumbrance, charge, or other security interest.

“Most Recent Balance Sheet” means the balance sheet contained within the Most Recent Financial Statements.

“Most Recent Financial Statements” has the meaning set forth in Section 4(g) below.

“Most Recent Fiscal Month End” means February 28, 2010.

“Most Recent Fiscal Year End” has the meaning set forth in Section 4(g) below.

“Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity, or a governmental entity (or any department, agency, or political subdivision thereof).

“STAK” has the meaning set forth in the preface above.

“Tax” or “Taxes” means any federal, state, local, or non-U.S. income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, shares, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and including any obligations to indemnify, defend or hold harmless, or otherwise assume or succeed to the Tax liability of any other Person.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Third-Party Claim” has the meaning set forth in Section 8(d) below.

“TMG” has the meaning set forth in the preface above.

“Tornier” has the meaning set forth in the preface above.

“Tornier, Inc.” means Tornier, Inc., a Delaware corporation.  Tornier, Inc. is a wholly owned indirect subsidiary of Tornier.

“Tornier IP License” means that certain Intellectual Property License Agreement dated June 17, 2008, between the Company and Tornier, Inc.

“Tornier Material Adverse Change” means any change that would be materially adverse to the business, assets, financial condition, operating results or operations of Tornier, or to the ability of Tornier to consummate timely the transactions contemplated hereby.

“Tornier Shares” has the meaning set forth in Section 2(a).

“Vertical I” has the meaning set forth in the preface above.

“Vertical II” has the meaning set forth in the preface above.

Section 2.               Contribution.

(a)               Basic Transaction.  Subject to the terms and conditions of this Agreement:

(i)        Tornier agrees to issue to each Contributor at Closing, the number of ordinary shares with a par value of EUR 0.01 each, as indicated in the attached Schedule 2(a) (collectively, the “Tornier Shares”), provided however, that Dinger directs Tornier to issue the number of shares issuable to him, as indicated next to his name in Schedule 2(a) to STAK in exchange for allotment of depositary receipts of those shares to Dinger.  In order to meet their respective obligations to pay-up the Tornier Shares, Contributors will transfer to Tornier at Closing, the C2M Shares having a value of no less than the nominal value of Tornier Shares (the “Contribution”), as more specifically set forth in Tornier’s Management Board’s description of the Contribution.  Tornier will have no obligation to pay back any part of the Contribution; and

(ii)       STAK agrees to allot depositary receipts of the Tornier Shares it acquires pursuant to this Agreement to Dinger upon receipt of such shares, which depositary receipts have the same nomination and nominal value as the Tornier Shares it acquires and which allotment (i) is governed by STAK’s prevailing trust conditions and (ii) occurs without Tornier’s cooperation.

(b)              Closing.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place on March 26, 2010, or at such other date as Tornier and Contributor may mutually agree (the “Closing Date”), at a time and place as Tornier and Contributor may mutually agree.

Section 3.               Representations and Warranties.

(a)               Contributors’ Representations and Warranties.  Each Contributor, severally and not jointly, represents and warrants to Tornier for the benefit of Tornier, Inc. that, except as specifically set forth in Schedule 3(a) attached hereto, the statements contained in this Section 3(a) are true, correct and complete as of the Effective Date and shall continue to be true, correct and complete as of the Closing Date.

(i)            Authorization of Transaction.  Each Contributor has full power and authority to execute and deliver this Agreement and to perform all of its/his obligations hereunder.  This Agreement constitutes the valid and legally binding obligation of Contributors, enforceable in accordance with its terms and conditions.  Contributors need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

(ii)           Non-contravention. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Contributors individually or collectively, are subject, (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any person the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Contributors individually or collectively are a party or by which Contributors individually or collectively are bound or to which any of Contributors’ assets are subject, or (C) result in the imposition or creation of a Lien upon or with respect to the C2M Shares.

(iii)          Brokers’ Fees.  Contributors have no Liability to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

(iv)          C2M Shares.  Contributors hold of record and own beneficially the number of C2M Shares set forth in Schedule 2(a) attached hereto, which represent such percentage of the issued and outstanding C2M Shares as stated on Schedule 2(a), and all of which collectively represent all the issued and outstanding shares of the Company, free and clear of any restrictions on transfer, Taxes, Liens, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands.  Contributors individually or collectively are not a party to any option, warrant, purchase right, or other contract or commitment (other than this Agreement) that could require Contributors to sell, transfer, or otherwise dispose of any shares of

Company.  Contributors individually or collectively are not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any shares of Company.

(v)           Litigation.  There is no action, suit, proceeding, claim, arbitration or litigation pending or threatened in writing against Contributors which (a) challenges or seeks to enjoin, alter, or materially delay the consummation of the transactions contemplated by this Agreement, or (b) would constitute a Contributor Material Adverse Change.

(b)           Tornier’s Representations and Warranties.  Tornier represents and warrants to Contributors that except as set forth in Schedule 3(b) attached hereto, the statements contained in this Section 3(b) are correct and complete as of the Effective Date and shall continue to be true, correct and complete as of the Closing Date.

(i)            Organization of Tornier.  Tornier is duly organized, validly existing, and in good standing under the laws of the Netherlands.

(ii)           Authorization of Transaction.  Tornier has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  This Agreement constitutes the valid and legally binding obligation of Tornier, enforceable in accordance with its terms and conditions.  Tornier needs not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.  The execution, delivery, and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by Tornier.

(iii)          Tornier Capitalization.  As of the Effective Date, Tornier’s current issued and outstanding share capital consists of 74,210,912 ordinary shares with a par value of EUR 0.01 each, and its authorized share capital consists of 300,000,000 ordinary shares with a par value of EUR 0.01 each.

(iv)          Tornier Financial Statements.  Tornier has delivered to Contributors unaudited balance sheets, and cash flow as of and for the fiscal year that ended December 31, 2009, which are subject to normal year-end adjustments.

(v)           Non-contravention.  Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Tornier is subject or any provision of its charter, bylaws, or other governing documents, (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Tornier is a party or by which it is bound or to which any of its assets are subject, or (C) result in the imposition or creation of a Lien upon or with respect to Tornier Shares.

(vi)          Brokers’ Fees.  Tornier has no Liability to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Contributor could become liable or obligated.

(vii)                           Litigation.  There is no action, suit, proceeding, claim, arbitration or litigation pending or threatened in writing against Tornier which (a) challenges or seeks to enjoin, alter or materially delay the consummation of the transactions contemplated by this Agreement or (b) would constitute a Tornier Material Adverse Change.

Section 4.                                            Contributors’ Representations and Warranties Concerning the Company.  Each of the Contributors, severally and not jointly, represent and warrant to Tornier for the benefit of Tornier, Inc. that, except as set forth in Schedule 4 attached hereto, each statement contained in this Section 4 is true, correct and complete as of the Effective Date and shall continue to be true, correct and complete as of the Closing Date.

(a)                                  Organization, Qualification and Corporate Power.  Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.  Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where qualification is required, except where the failure to be so qualified would not result in a Contributor Material Adverse Change.  Company has full corporate power and authority all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it, except where the failure to obtain such license, permit or authorization would not result in a Contributor Material Adverse Change.  Company is not in default under or in violation of any provision of its certificate of incorporation, bylaws, or any other corporate document to which it is a party, except where such default would not result in a Contributor Material Adverse Change.

(b)                                 Capitalization.  The entire authorized capital stock of Company consists of 50,000,000 shares of common stock, US $0.00001 par value per share of which no shares have been issued, and 40,000,000 shares of Series A Convertible Preferred Stock, par value US $0.0001, of which 23,200,000 are issued and outstanding.  No shares of capital stock of the Company are held in the Company’s treasury.  All of the C2M Shares have been duly authorized, are validly issued, fully paid, and non-assessable.  No equity interest in the Company was issued in violation of the certificate of incorporation or bylaws of the Company or any pre-emptive (or other similar right) of any Person.  There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or  commitments that could require the Company to issue, sell or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the Company. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of the capital stock of the Company.

(c)                                  Non-contravention.  Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Company is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Lien upon any of its assets).  Company does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the transactions contemplated by this Agreement to be consummated.

(d)                                 Brokers’ Fees.  Company has no Liability to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

(e)                                  Title to Assets.  Company has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Liens.

(f)                                    No Subsidiaries.  Company has no subsidiaries and does not own or have any right to acquire, directly or indirectly, any outstanding shares of, or other equity interests in, any Person.

(g)                                 Statements.  Attached as Section (g) of Schedule 4 are the following financial statements (collectively, the “Financial Statements”):  (i) unaudited balance sheets, and cash flow as of and for the fiscal year that ended December 31, 2009 (the “Most Recent Fiscal Year End”) for the Company; and (ii) unaudited balance sheets, and cash flow as of and for the months that ended February 28, 2010 (collectively, the “Most Recent Financial Statements”) for the Company.  Subject to normal year-end adjustments and the absence of notes, the Financial Statements present fairly in all material respects the financial condition of Company as of the date thereof.

(h)                                 Events Subsequent to Most Recent Fiscal Month End.  Since the Most Recent Fiscal Month End, there has not been any Contributor Material Adverse Change.

(i)                                     No Actions. Except for the bonus payments described in Section (i) of Schedule 4 attached hereto, since the Most Recent Fiscal Month End:

(i)                                     Company has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

(ii)                                  Company has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $10,000;

(iii)                               no party (including Company) has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $10,000 to which Company is a party or by which it is bound;

(iv)                              no Liens have been imposed on any of Company’s tangible or intangible assets;

(v)                                 Company has not made any capital expenditure (or series of related capital expenditures) either involving more than $10,000;

(vi)                              Company has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions);

(vii)                           Company has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation;

(viii)                        Company has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

(ix)                                Company has not cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $10,000 or outside the Ordinary Course of Business;

(x)                                   Company has not transferred, assigned, or granted any license or sublicense of any rights under or with respect to any Intellectual Property;

(xi)                                there has been no change made or authorized in the certificate of incorporation or bylaws of Company;

(xii)                             Company has not issued, sold, or otherwise disposed of any of its shares, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its shares;

(xiii)                          Company has not declared, set aside, or paid any dividend or made any distribution with respect to its shares (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its shares;

(xiv)                         Company has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;

(xv)                            Company has not entered into any transaction with any of its directors or officers outside the Ordinary Course of Business;

(xvi)                         Company has not entered into or terminated any employment contract or collective bargaining agreement, written or oral;

(xvii)                      Company has not granted any increase in the base compensation of any of its directors or officers;

(xviii)                   Company has not adopted, amended, modified, or terminated any bonus, profit sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors or officers;

(xix)                           Company has not made or pledged to make any charitable or other capital contribution;

(xx)                              there has not been any other occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving Company;

(xxi)                           Company has not discharged a material Liability or Lien;

(xxii)                        Company has not made any loans or advances of money;

(xxiii)                     Company has not, except as required or necessary in the Ordinary Course of Business, disclosed any Confidential Information; and

(xxiv)                    Company has not committed to do any of the foregoing.

(j)                                     Undisclosed Liabilities.  Except as disclosed in the Most Recent Financial Statements, Company has no Liabilities, and Contributors have no knowledge of any basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability.

(k)                                  Legal Compliance and Licenses.  Company has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and non-U.S. governments (and all agencies thereof).  No action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against the Company alleging any failure to so comply. Section (k) of Schedule 4 contains a complete list of all governmental licenses possessed by the Company, permits, franchises, rights and privileges, if any, necessary for or material to the present conduct of the Company (collectively, the “Licenses”).  All Licenses are in full force and effect.  There are no pending or, to the actual knowledge of Contributors, threatened claims or proceedings challenging the validity of or seeking to revoke or discontinue, any of the Licenses.

(l)                                     Tax Matters.

(i)                                     Company has timely filed (or obtained an extension for filing) all Tax Returns that it was required to file under applicable laws and regulations.  All Tax Returns were correct and complete in all respects and were prepared and filed in substantial compliance with all applicable laws and regulations.  All Taxes due and owing by Company (whether or not shown on any Tax Return) have been paid.  Company is not currently the beneficiary of, or has an application pending for, any extension of time within which to file any Tax Return.  No claim has ever been made by an authority in a jurisdiction where Company does not file Tax Returns that Company is or may be subject to taxation by that jurisdiction.  There are no Liens for Taxes upon any of the assets of Company.

(ii)                                  Company has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party.

(iii)                               No federal, state, local or non-U.S. tax audits or administrative or judicial Tax proceedings are pending or being conducted with respect to Company.  Company has not received from any federal, state, local or non-U.S. taxing authority any (A) notice indicating an intent to open an audit or other review, (B) request for information related to Tax matters, or (C) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any taxing authority against Company.

(iv)                              Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(v)                                 The C2M Shares do not constitute “United States real property interests” within the meaning of section 897(c)(1) of the Code.

(m)                               Real Property.  Company does not own or lease any real property.

(n)                                 Intellectual Property.

(i)                                     Company owns and possesses or has the right to use pursuant to a transferable, valid and enforceable written license, sublicense, agreement or permission all know-how and trade secrets used in the operation of its business.  Each item of know-how and trade secret owned or used by Company will be owned or available for use by Tornier on identical terms and conditions immediately subsequent to the Closing.

(ii)                                  Section (n) of Schedule 4 identifies each patent and trademark registration that has been, or before the Closing will have been, assigned to Company with respect to any of its Intellectual Property, identifies each pending patent application and trademark application that has been, or before the Closing will have been, assigned to Company, and identifies each material license, sublicense, agreement, or other permission that Company has granted to any third party with respect to any of its Intellectual Property (together with any exceptions).  Section (n) of Schedule 4 also identifies each material unregistered trademark, service mark, trade name, corporate name or Internet domain name, computer software item (other than commercially available off-the-shelf software purchased or licensed for less than a total cost of $1,000 in the aggregate) and material unregistered copyright used by Company in connection with its business.  With respect to each item of Intellectual Property owned by the Company required to be identified in Section (n) of Schedule 4:

(A)                              as of the Closing Date, Company owns and possesses all right, title, and interest in and to the item, free and clear of any Lien, license (other than the Tornier IP License), or other restriction or limitation regarding use or disclosure;

(B)                                the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

(C)                                other than proceedings in respect to the prosecution of patent applications, no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or threatened that challenges the legality, validity, enforceability, use, or ownership of the item; and

(D)                               Company has not agreed to indemnify, defend or hold harmless any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

(iii)                               Company has received no notice alleging that, and Contributors have no knowledge that, any of the items of Intellectual Property set forth on Section (n) of Schedule 4 or any products or methods of making them disclosed in such Intellectual Property interferes with, infringes upon or misappropriates, or otherwise is in conflict with any Intellectual Property rights of third parties or that any third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any of the items of Intellectual Property set forth on Section (n) of Schedule 4 or any of Company’s products or methods of making them.

(o)                                 Tangible Assets.  Company does not have any tangible assets.

(p)                                 Contracts.  Section (p) of Schedule 4 lists all material contracts and other agreements and arrangements to which Company is a party, and each of such contract, agreement  or arrangement:  (A) is legal, valid, binding, enforceable, and in full force and effect; (B) will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) the Company and, to the knowledge of Contributors, the other parties thereto are not in breach or default, and no event has occurred that with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement, except where any such breach or default would not result in a Contributor Material Adverse Change; and (D) no party has repudiated any provision of the agreement.

(q)                                 Notes and Accounts Receivable.  All notes and accounts receivable of Company are reflected properly on its books and records.

(r)                                    Powers of Attorney.  There are no outstanding powers of attorney executed on behalf of Company.

(s)                                  Insurance.  Section (s) of Schedule 4 sets forth a complete list of all policies of insurance of any kind or nature covering the Company or any of its properties or assets, including fire, theft, and other casualty and liability insurance.  All such policies are in full force and effect, and the Company is not in default of any material provision thereof.  To Contributors’ actual knowledge, no insurance policy limits, aggregates or maximums have been reached or exceeded.

(t)                                    Litigation.  The Company is not (i) subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) a party, or to its knowledge or the knowledge of Contributors, threatened to be made a party, to any action, suit, proceeding, hearing, or investigation of, in, or before (or that could come before) any court or quasi-judicial or administrative agency of any federal, state, local, or non-U.S. jurisdiction or before (or that could come before) any arbitrator.

(u)                                 Products.  Company has not sold, leased, distributed, or given away any products.

(v)                                 Employees.  As of the Closing Date, the Company does not have any employees.  There is no employment-related charge, complaint, grievance, investigation, inquiry or obligation of any kind, pending or threatened in any forum, relating to an alleged violation or breach by Company of any law, regulation or contract.  There are no written or unwritten employment contracts or severance agreements with any employees of Company.  Company has not implemented any plant closing or layoff of employees that could implicate the Worker Adjustment and Retraining

Notification Act of 1988, as amended, or any similar non-U.S., state, or local law, regulation, or ordinance.

(w)                               Guaranties.  Company is not a guarantor or otherwise is liable for any Liability of any other Person.

(x)                                   Environmental, Health, and Safety Matters.  Company has at all times complied and is in compliance with all Environmental, Health, and Safety Requirements, except where any failure to so comply would not result in a Contributor Material Adverse Change.

(y)                                 Customers and Suppliers.

(i)                                     Company has no customers.

(ii)                                  Since the date of the Most Recent Balance Sheet, no supplier of Company has indicated in writing that it shall stop, or decrease the rate of, supplying materials, products or services to Company.

(z)                                   Disclosure.  No representation, warranty or other statement of Contributors contained in this Agreement or the Schedules contains an untrue statement of material fact or, to the actual knowledge of Contributors, omits to state a material fact necessary in order to make such representation, warranty or other statement, in light of the circumstances under which it was made, not misleading.  To the actual knowledge of Contributors, they have not withheld from Tornier any documents or other information in their possession that, taken as a whole with all other documents and information in Contributors’ possession, would lead a reasonable person in Tornier’s position to conclude that any such representation, warranty or other statement is untrue in any material respect.

Section 5.                                            Pre-Closing Covenants.   The Parties covenant as follows:

(a)                                  General. Each of the Parties will use reasonable efforts to take all actions and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction of the Closing conditions set forth in Section 7 below).

(b)                                 Notices and Consents.  Contributors will cause Company to give all notices to third parties, and will cause Company to obtain all third-party consents, authorizations, and approvals as necessary or required in connection with the transactions contemplated under this Agreement.  All such notices, consents, authorizations and approvals are listed in Section (b) of the attached Schedule 4.

(c)                                  Operation of Business.  Contributors will not cause or permit Company to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business.  Without limiting the generality of the foregoing, Contributors will not cause or permit Company to (i) declare, set aside, or pay any dividend or make any distribution with respect to its shares or redeem, purchase, or otherwise acquire any of its shares, or (ii) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 4(h) above.

(d)                                 Preservation of Business.  Contributors will cause Company to keep its business and properties substantially intact, including its present operations, working conditions, insurance policies, and relationships with lessors, licensors, suppliers.

(e)                                  Notice of Developments.  Each of Contributor and Tornier will give prompt written notice to the other of any material adverse development causing a breach of any of its representations and warranties in this Agreement.  No disclosure by any party to this Agreement pursuant to this Section 5(e), however, shall be deemed to amend or supplement the Schedules or to prevent or cure any misrepresentation, breach of warranty or breach of covenant.

(f)                                    Tax Matters.  Without the prior written consent of Tornier, Company will not, and Contributors shall not permit the Company to, make or change any election, change an annual accounting period, adopt or change any accounting method, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment relating to Company, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to Company, or take any other similar action relating to the filing of any Tax Return or the payment of any Tax, if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action would have the effect of increasing the Tax liability of Company for any period ending after the Closing Date or decreasing any Tax attribute of Company existing on the Closing Date.

Section 6.                                            Post-Closing Covenants.  The Parties covenant as follows with respect to the period following the Closing:

(a)                                  General.

(i)                                     If at any time after the Closing any further actions are necessary or desirable to carry out the purposes of this Agreement, each of the parties to this Agreement will take such further actions (including the execution and delivery of such further instruments and documents) as any other party to this Agreement may reasonably request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefore under Section 8 below).

(ii)                                  From and after the Closing, Tornier will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to Company.

(b)                                 Litigation Support.  If, and for so long as, any party to this Agreement actively is contesting or defending against any third party, any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving Company, each of the other Parties will cooperate with it in the contest or defense, make available his, her, or its personnel, and provide such testimony and access to his, her, or its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefore under Section 8 below).

(c)                                  Transition.  Contributors will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, supplier, or other business associate of Company from maintaining the same business relationships with Company after the Closing as it maintained with Company prior to the Closing.  Contributors will refer all customer inquiries relating to the business of Company to Tornier from and after the Closing.  At Tornier’s sole cost and expense, Contributors will cooperate and use their reasonable efforts to change any identifying or contact information on record with any supplier, government agency, business associate, or other third party promptly upon Tornier’s request.

(d)                                 Confidentiality.  Contributors will refrain from using any of the Confidential Information except in connection with this Agreement and deliver promptly to Tornier or destroy all tangible embodiments (and all copies) of the Confidential Information that are in its, his or her possession.  If any Contributor is requested or required pursuant to written or oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process to disclose any Confidential Information, such Contributor will notify Tornier promptly of the request or requirement so that Tornier may seek an appropriate protective order.  If, in the absence of a protective order or the receipt of a waiver hereunder, any Contributor is, on the advice of counsel, compelled to disclose any Confidential Information, such Contributor may disclose the Confidential Information.  The foregoing provisions shall not apply to any Confidential Information that is (a) generally available to the public immediately prior to the time of disclosure unless that Confidential Information is so available due to the actions of Contributors; (b) properly and legally was or becomes available to Contributors on a non-confidential basis independently and without restriction by third parties who have no obligation of confidentiality with respect to such information; or (c) independently developed by Contributors without reference to Confidential Information.

Section 7.                                            Conditions to Obligation to Close and Deliveries at Closing.

(a)                                  Conditions to Tornier’s Obligation. Tornier’s obligation to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions, at or prior to, the Closing, unless Tornier waives any such condition in writing prior to the Closing:

(i)                                     the representations and warranties of Contributors set forth in Section3(a) and Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

(ii)                                  Contributors shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

(iii)                               Contributors shall have procured all of the third-party consents specified in Section 5(b) above;

(iv)                              no action, suit, or proceeding shall be pending or threatened before (or that could come before) any court or quasi-judicial or administrative agency of any federal, state, local, or non-U.S. jurisdiction or before (or that could come before) any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) adversely affect the right of Tornier to own the C2M Shares and to control Company, or (D) adversely affect the right of Company to own its assets and to operate its business (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect); and

(v)                                 all actions to be taken by Contributors in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Tornier and Tornier shall have received all the documents, instruments and certificates set forth in Section 7(c).

(b)                                 Conditions to Contributors’ Obligations.  The obligations of Contributors to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions at, or prior to, the Closing, unless Contributors waive in writing prior to the Closing any such condition:

(i)                                     the representations and warranties set forth in Section 3(b) above shall be true and correct in all material respects at and as of the Closing Date;

(ii)                                  Tornier shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(iii)                               no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or non-U.S. jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect); and

(vi)                              all actions to be taken by Tornier in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Contributors and Contributors shall have received all the documents, instruments and certificates set forth in Section 7(d).

(c)                                  Contributors’ Deliveries  Contributors shall deliver to Tornier at the Closing:

(i)                                     Original stock certificates representing all of the C2M Shares, accompanied by duly executed stock powers transferring the C2M Shares to Tornier;

(ii)                                  the resignations, effective as of the Closing, of each director and officer of Company;

(iii)                               original certificate of incorporation of Company;

(iv)          copies of the certificate of good standing of Company issued on or within thirty days before the Closing Date by the Secretary of State (or comparable officer) of the jurisdiction of organization;

(v)           the original minute books (containing the records of meetings of the shareholders, the board of directors, and any committees of the board of the directors), the bylaws, the stock certificate books, and the stock record books for Company;

(vi)          a certificate of the secretary of the Company, dated as of the Closing Date, in form and substance reasonably satisfactory to Tornier certifying that (A) there are no amendments to the certificate of incorporation of the Company, or the bylaws (or other governing documents) of the Company other than as evidenced in the original minute book provided to Tornier; (B) the minute book, the stock certificates, and the stock record books for Company provided to Tornier are correct and complete; (C) the copies of all Licenses delivered to Tornier are true and correct; and (D) each of the conditions specified above in Section 7(a) are satisfied in all respects.

(d)           Tornier’s Deliveries.  Tornier shall deliver to Contributors at the Closing:

(i)            Deed of Issue of the Tornier Shares to Vertical I, Vertical II, TMG and Kohrs pursuant to Schedule 2(a) attached hereto; and

(ii)           Deed of Issue of the Tornier Shares to STAK against allotment of depositary receipts of shares to Dinger pursuant to Schedule 2(a) attached hereto.

Section 8.               Remedies for Breaches of This Agreement.

(a)           Survival of Representations and Warranties.  The representations and warranties of the Parties hereto contained in this Agreement and any certificate or other document provided hereunder or thereunder shall survive in full force and effect until the first anniversary of the Closing Date and shall thereupon terminate; provided, however, that the representations and warranties of the Parties hereto contained Sections 3(a)(ii) [Non-contravention], 3(a)(iv) [C2M Shares], 4(b) [Capitalization], 4(c) [Non-contravention] and 4(l) [Tax Matters] shall survive in full force and effect until the end of the applicable statute of limitations, and shall thereupon terminate.  The covenants and agreements which by their terms do not contemplate performance after the Closing shall terminate as of, and not survive, the Closing.  The covenants and agreements which by their terms contemplate performance after the Closing and expire upon a date certain shall survive until such date certain, and those which do not expire upon a date certain shall survive the Closing in accordance with their terms until the expiration of the applicable statute of limitations.

(b)           Indemnification Provisions for Tornier’s Benefit.  Subject to the limitations set forth herein, following the Closing, Contributors shall severally (in proportion to the number of C2M Shares being contributed by each Contributor), and not jointly, indemnify and defend Tornier, Inc. against, and shall hold Tornier, Inc. harmless from, any Adverse Consequences resulting from, arising out of, or incurred by Tornier, Tornier, Inc., or any other Tornier Affiliate in connection with:

(i)            Any breach of any representation or warranty made by any Contributor herein (including any inaccuracy in any related Schedule);

(ii)           Any breach or nonperformance of any covenant or agreement of any Contributor pursuant hereto; or

(iii)          fraud, intentional misrepresentation or willful breach by any Contributor.

(c)           Indemnification Provisions for Contributors’ Benefit.  Subject to the limitations set forth herein, following the Closing, Tornier shall indemnify and defend Contributors against, and shall hold Contributors harmless from, any Adverse Consequences resulting from, arising out of, or incurred by Contributors in connection with:

(i)            any breach of any representation or warranty by Tornier set forth in this Agreement;

(ii)           any covenant of Tornier contained in this Agreement; or

(iii)          any fraud, intentional misrepresentation or willful breach by Tornier.

(d)           Matters Involving Third Parties.

(i)            A party entitled to indemnification hereunder (the “Claiming Party”) will give the party obligated to provide such indemnification (the “Indemnifying Party”) prompt notice of any claim of a third party (a “Third-Party Claim”) as to which the Claiming Party has the right to demand indemnification hereunder (the “Initial Claim Notice”).  The failure to promptly give such Initial Claim Notice to the Indemnifying Party will not relieve the Indemnifying Party of any liability hereunder, unless the Indemnifying Party was prejudiced thereby.

(ii)           Promptly after receiving such Initial Claim Notice, the Indemnifying Party will assume the defense of such Third-Party Claim at its own expense and may settle such Third-Party Claim, but will not, without the written consent of the Claiming Party, agree to (i) any injunctive relief affecting the Claiming Party or any of its Affiliates or (ii) any settlement that would adversely affect the business or operations of the Claiming Party or any of its Affiliates.

(iii)          The Claiming Party will have the right to engage their/its own legal counsel (and other professional advisers) in connection with the defense of such Third-Party Claim, at the Claiming Party’s expense.  The Indemnifying Party will keep the Claiming Party fully informed of all matters material to such defense and Third-Party Claim at all stages thereof, whether or not the Claiming Party is represented by separate legal counsel.

(iv)          If the Indemnifying Party does not commence a defense within 30 days following receipt of such Initial Claim Notice (or such shorter period, if any, during which a defense must be commenced for the preservation of rights), the Claiming Party may, at its option, settle or defend such Third-Party Claim at the expense of the Indemnifying Party.

(v)           If a judgment or order in favor of such third party is rendered against the Claiming Party or such Third-Party Claim is settled resulting in losses on the part of the Claiming Party, then the amount of such losses incurred by the Claiming Party will be paid by the Indemnifying Party.

(vi)          Each of the Contributors, STAK and Tornier will, and will cause its Affiliates to, promptly make available to the other party (and its legal counsel and other professional advisers with a reasonable need to know) all books and records of such party relating to such defense of such Third-Party Claim, subject to reasonable confidentiality requirements.  Each of Contributor, STAK and Tornier will render to the other parties such assistance as such other parties may reasonably request to ensure the proper and adequate defense of such Third-Party Claim.

(vii)         In conducting any defense or dealing with any Third-Party Claim hereunder, each party will use commercially reasonable efforts to protect and preserve the reputation and goodwill associated with each other party.

(e)           Additional Notices.  In addition to, and not in limitation of Section 8(d), a Claiming Party will give prompt notice to an Indemnifying Party of each claim for indemnification hereunder for which such Claiming Party proposes to demand indemnification (whether or not involving a third party), specifying the amount and nature of such claim (to the extent known).  The failure to promptly give such notice to the Indemnifying Party will not relieve the Indemnifying Party of any liability hereunder, unless the Indemnifying Party was prejudiced thereby.

(f)            Limitations on Indemnification.

(i)            The cumulative indemnification obligations of either Contributors (collectively) or Tornier under this Section 8 shall not exceed U.S. $5 million.  For the avoidance of doubt, this limitation shall not apply to indemnification for Taxes governed by Section 9 of this Agreement or to indemnification for breach of Tax warranties.

(ii)           Notwithstanding anything to the contrary in this Section 8, neither Contributors (collectively) nor Tornier will have any indemnification obligations under this Section 8 unless and until the aggregate losses of, respectively, Tornier or Contributors (collectively) exceeds $20,000 (the “Indemnification Threshold”); provided, however, that if such losses exceeds the Indemnification Threshold, then Contributors (collectively) or Tornier, respectively, will be obligated to indemnify respectively, Tornier or Contributors (collectively) for all such losses, including those losses equal to or less than the Indemnification Threshold.

(iii)          Any amounts payable under this Section 8 by the Indemnifying Party shall be reduced (A) by any amounts recoverable by the Claiming Party under insurance policies or from any other Person and (B) by any Tax benefit of the Claiming Party  arising from the incurrence or payment of any such indemnified amount.

(iv)          No party hereto shall be obligated to indemnify, defend or hold harmless, any other Person with respect to (A) any item disclosed in the Schedules or (B) any covenant or condition waived by the other party on, or prior to, the Closing.  Each party hereto agrees that, for so long as such party has any right of indemnification under Section 8, it shall not, and shall use its reasonable efforts to ensure that their Affiliates do not, voluntarily or by discretionary action (including conducting any invasive sampling or testing), accelerate the timing, or increase the cost of any obligation of any other party under this Section 8, except to the extent that such action is taken (x) for a reasonable legitimate purpose or (y) in response to a discovery by such party.

(v)           No party hereto shall be obligated to indemnify, defend or hold harmless, any other Person with respect to any covenant or condition waived by the other party on or prior to the Closing.

Section 9.               Tax Matters.  The following provisions shall govern the allocation of responsibility as between Tornier and Contributors for certain tax matters following the Closing Date:

(a)           Tax Indemnification.  Contributors shall severally (in proportion to the number of C2M Shares being contributed by each Contributor), and not jointly, indemnify Company, Tornier and each Tornier Affiliate and hold them harmless from and against, any loss, claim, liability, expense, or other damage attributable to (i) all Taxes (or the non-payment thereof) of Company due or accrued during all taxable periods ending on or before the Closing Date and the portion through the end of the Closing Date for any taxable period that includes (but does not end on) the Closing Date; (ii) all Taxes of any member of an affiliated, consolidated, combined or unitary group of which Company is or was a member immediately prior to the Closing Date; and (iii) any and all Taxes of any person (other than Company) imposed on Company as a transferee or successor, by contract or pursuant to any law, rule, or regulation, which Taxes relate to an event or transaction occurring before the Closing.

(b)           Responsibility for Filing Tax Returns.  Tornier shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for Company starting with the taxable year 2010.  Contributors shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company for the taxable year 2009 and all other prior years.

(c)           Cooperation on Tax Matters.

(i)            Tornier, Company and Contributors shall cooperate fully, as and to the extent reasonably requested by the other party or parties, in connection with the filing of Tax Returns pursuant to this Section 9 and any audit, litigation or other proceeding with respect to Taxes. Cooperation shall include the retention and (upon the other party’s request) the provision of records and information that are reasonably relevant to any such audit, litigation or other proceeding.  Company and Contributors shall retain all books and records with respect to Tax matters pertinent to Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Tornier or Contributors, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority.

(ii)           Upon request, Tornier and Contributors will use their reasonable efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including with respect to the transactions contemplated hereby).

(d)           Certain Taxes and Fees.  All transfer, documentary, sales, use, stamp, registration and other such Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with consummation of the transactions contemplated by this Agreement shall be paid by Tornier when due, and Tornier will, at its own expense, file all necessary Tax Returns and other documentation with respect to all Taxes, fees and charges, and, if required by applicable law, Contributors will join in the execution of any Tax Returns and other documentation.

(e)           Limitations on Indemnification.  The cumulative indemnification obligations of Contributors under this Section 9, which are separate from and in addition to the indemnification obligations of Contributors under Section 8 of this Agreement, shall not exceed U.S. $5 million.  For the avoidance of doubt, this limitation shall apply only to indemnification for Taxes governed by Section 9 and to indemnification for breach of Tax warranties.

Section 10.             Termination.

(a)           Termination of Agreement. The Parties may terminate this Agreement as provided below:

(i)            Tornier and Contributors may terminate this Agreement by mutual written consent at any time prior to the Closing;

(ii)           Tornier may terminate this Agreement by giving written notice to Contributors at any time prior to the Closing (A) if Contributors have breached any representation, warranty, or covenant contained in this Agreement in any material respect, Tornier has notified Contributors of the breach, and the breach has continued without cure for a period of ten days after the notice of breach, or (B) if the Closing shall not have occurred on or before the Deadline, because of the failure of any condition precedent under Section 7(a) hereof; and

(iii)          Contributors may terminate this Agreement by giving written notice to Tornier at any time prior to the Closing, (A) if Tornier has breached any representation, warranty, or covenant contained in this Agreement in any material respect, Contributors have notified Tornier of the breach, and the breach has continued without cure for a period of ten days after the notice of breach or (B) if the Closing shall not have occurred on or before the Deadline by reason of the failure of any condition precedent under Section 7(b) hereof (unless the failure results primarily from any Contributor breaching any representation, warranty, or covenant contained in this Agreement).

(b)           Effect of Termination.  If any of the Contributors, Tornier, or STAK terminates this Agreement pursuant to Section 10(a) above, all rights and obligations of the parties to this Agreement shall terminate without any Liability of any of the parties to this

Agreement to any of the other parties (except for any Liability of any party for breach) of the obligations of each party with respect to Confidential Information.

Section 11.             Miscellaneous.

(a)           Public Announcements.  Tornier may make any public announcements relating to the transactions contemplated by this Agreement at any time at its sole discretion.  Company and Contributors will not make any public announcements concerning any of the matters set forth in this Agreement without the prior written consent of Tornier, which consent may be withheld at Tornier’s sole discretion.

(b)           No Third-Party Beneficiaries.  This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

(c)           Entire Agreement.  This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements and representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

(d)           Succession and Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns.  No party to this Agreement may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

(e)           Counterparts.  This Agreement may be executed in one or more counterparts and may be delivered by facsimile or any other electronic means of communication, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

(f)            Headings.  The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(g)           Notices.  All notices, requests, demands, claims, and other communications hereunder shall be in writing, and shall only be deemed duly given (i) when delivered personally to the recipient, (ii) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid), (iii) one business day after being sent to the recipient by facsimile transmission, or (iv) four business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

If to Contributors:	To the respective addresses set forth in Schedule 2(b).

If to Tornier:	Tornier, Inc.
Attn: Chief Executive Officer
7701 France Avenue South, Suite 600
Edina, MN 55435

Copy to (not constituting notice):	Faegre & Benson LLP
Attn: Steven C. Kennedy
2200 Wells Fargo Center
90 South 7th Street
Minneapolis, MN 55402
(612) 766-1600 (facsimile)

Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

(h)           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, U.S.A., without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware.  Each party to this Agreement hereby irrevocably submits to the exclusive jurisdiction and venue of the federal and state courts located in Delaware, which shall have exclusive jurisdiction to hear and settle any and all matters involving the Parties.

(i)            Amendments and Waivers.  No amendment of any provision of this Agreement shall be valid unless it is in writing and signed by both Parties. No waiver by a party of any provision of this Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the party making the waiver nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such default, misrepresentation, or breach of warranty or covenant.

(j)            Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by such provision or its severance herefrom and (d) in lieu of such provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such provision as may be possible.

(k)           Expenses.  Tornier and Contributors shall each bear their own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.  Notwithstanding the foregoing, in the event that Contributors breach the restrictions of Section 5(f) above, in addition to all other remedies available to Tornier, Contributors shall pay all fees and expenses incurred by Tornier relating to this Agreement and the transaction contemplated by this Agreement, including but not limited to reasonable fees and expenses of counsel, financial advisors and accountants (the “Expenses Payment”).  Contributors acknowledge and agree that payment of the Expenses Payment under the circumstances is fair and reasonable.

(l)            Construction.  The Parties have participated jointly in the negotiation and drafting of this Agreement.  If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.  Any reference to any federal, state, local, or non-U.S. statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  The word “including” shall mean including without limitation.  The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance.  If a party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) that the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.

(m)          Incorporation of Exhibits, Annexes and Schedules.  The Exhibits, Annexes and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

(n)           Common Interest.  Both Parties acknowledge that TMG Holdings Coöperatief U.A., Vertical Fund I, L.P., Vertical Fund II, L.P., and Douglas W. Kohrs are shareholders of both the Company and Tornier.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

TORNIER:

TORNIER B.V.

/s/ Eric Liu
By:	Eric Liu
Title:	Managing Director A

By:	/s/ Douglas W. Kohrs
Title:

STAK:

/s/ Guido Nieuwenhuizen
By:	G.F.X.M. Nieuwenhuizen
Title:	Director A

STICHTING ADMINISTRATIEKANTOOR TORNIER

By:	/s/ Sean Carney
Title:	Director

By:	/s/ Douglas W. Kohrs
Title:

By:	/s/ Tim Curt
Title:	Tim Curt, Director

[continued]

[Signature Page to Contribution Agreement]

CONTRIBUTORS:

VERTICAL FUND I, L.P.
By:	THE VERTICAL GROUP, L.P.
General Partner
By:	THE VERTICAL GROUP GPHC, LLC
General Partner

By:	/s/ John E. Runnells III

Name:	John E. Runnells III
Authorized Signatory

VERTICAL FUND II, L.P.
By:	THE VERTICAL GROUP, L.P.
General Partner
By:	THE VERTICAL GROUP GPHC, LLC
General Partner

By:	/s/ John E. Runnells III

Name:	John E. Runnells III
Authorized Signatory

TMG HOLDINGS COÖPERATIEF U.A.

By:	/s/ Tim Curt
Title:	Manager A T. Curt

By:	/s/ Guido Nieuwenhuizen
Title:	Manager A Guido Nieuwenhuizen

/s/ Douglas W. Kohrs
DOUGLAS W. KOHRS

/s/ Fred B. Dinger, III
FRED B. DINGER, III

[Signature Page to Contribution Agreement]

Schedule 2(a)

CONTRIBUTORS INFORMATION,
C2M SHARES OWNED BY CONTRIBUTORS
AND
TORNIER SHARES TO BE ACQUIRED BY CONTRIBUTORS

Contributor Name & Address	Number of C2M Shares Owned	Number of Tornier Shares to be Issued
Vertical Fund I, L.P. c/o The Vertical Group 25 DeForest Avenue Summit, NJ 07901	9,002,584	1,200,344
Vertical Fund II, L.P. c/o The Vertical Group 25 DeForest Avenue Summit, NJ 07901	2,357,130	314,284
TMG Holdings Coöperatief U.A. Fred. Roeskestraat 123, 1076EE Amsterdam The Netherlands	11,359,714	1,514,629
Douglas W. Kohrs 7444 Shannon Drive, Edina, MN 55439	348,000	46,400
Fred B. Dinger III 332 Box Oak, San Antonio, Texas 78230	132,572	Issued to STAK
Stichting Administratiekantoor Tornier Fred. Roeskestraat 123, 1076EE Amsterdam The Netherlands		17,676
TOTAL	23,200,000	3,093,333

Schedule 3(a)

Disclosures Related to

Contributors’ Representations and Warranties

None.

* * *

Schedule 3(b)

Disclosures Related to

Tornier’s Representations and Warranties

None.

Schedule 4

Disclosures Related to

Contributors’ Representations and Warranties
Concerning the Company

(c)           Non-contravention.  None

(g)           Company’s Financial Statements.  Attached as Exhibit A to Schedule 4 are the Company’s Most Recent Financial Statements.

(i)            Payments.  The Company will, prior to the Closing Date, make payments to its employees in the total amount of US$537,500, and the company will pay US$30,417 in related employment benefits and withholding taxes.  In addition, the Company will, prior to the Closing Date, pay certain legal fees to Pandiscio P.C. in the total amount of US$16,514.

(j)            Company’s Liabilities.  Company’s liabilities and obligations relating to the Contracts listed under Section (p) below.

(k)           Licenses.  None

(n)           Intellectual Property.  Attached as Exhibit B to Schedule 4 are (i) all patents and registrations that have been, or before the Closing will have been, assigned to Company with respect to any of its Intellectual Property; (ii) all pending patent and trademark applications that has been, or before the Closing will have been, assigned to Company, (iii) all material licenses, sublicenses, agreements, or other permission that Company has granted to any third party with respect to any of its Intellectual Property, (iv) all material unregistered trademarks, service marks, trade names, corporate names or Internet domain names, computer software items (other than commercially available off-the-shelf software purchased or licensed for less than a total cost of $1,000 in the aggregate) and material unregistered copyright used by Company).

(p)           Contracts.

A.                                   Asset Purchase Agreement dated April 17, 2007, between the Company and Sapphire Medical, Inc.

B.                                     The Tornier IP License.

(s)           Insurance.  None.

* * *

Exhibit A

to Schedule 4

Company’s Most Recent Financial Statements

(see attached)

C2M Medical, Inc.

Unaudited Balance Sheet

February 28, 2010 and December 31, 2009

	Feb 28,2010	Dec 31,2009
ASSETS
Current Assets
Cash and Cash Equivalents	$714,472	$736,420
Total Currant Assets	714,472	736,420
Fixed Assets
Leasehold Improvements	4,661	4,661
Accumulated Depreciation	(4,661)	(4,661)
Total Fixed Assets	—	—
Other Assets
Goodwill	20,000,000	20,000,000
Total Other Assets	20,000,000	20,000,000
TOTAL ASSETS	20,714,472	20,736,420

LIABILITIES & EQUITY
Liabilities
Current Liabilities
Accounts Payable and Accrued Liabilities	586,238	14,823
Total Current Liabilities	586,238	14,823
Total Liabilities	586,238	14,823
Equity
Preferred Stock	7,604,500	7,604,500
Additional Paid-in Capital	15,595,500	15,595,500
Retained Earnings	(2,478,403)	(2,409,899)
Net Loss	(593,363)	(68,504)
Total Equity	20,128,234	20,721,597
TOTAL LIABILITIES & EQUITY	$20,714,472	$20,736,420

C2M Medical, Inc.

Unaudited Statement of Cash Flows

Two Months Ended February 28, 2010

and Year Ended December 31, 2009

	Jan-Feb 2010	Jan - Dec 2009
OPERATING ACTIVITIES
Net Income (Loss)	(593,363)	(68,504)
Depreciation Expense	—	1,208
Changes In Current Liabilities	571,414	(41,702)
Net cash used in Operating Activities	(21,949)	(108,998)

Increase (Decrease) in Cash and Cash Equivalents	(21,949)	(108,998)

Cash and Cash Equivalents, Beginning of Year	736,420	845,418
Cash and Cash Equivalents, End of Year	714,472	736,420

Exhibit B

to Schedule 4

Company’s Patents

Client	Docket No.	Title	Status	Filing Date Serial No.	Patent Date Patent No.	Remarks

C2M Medical, Inc.	C2M-6008-00200	APPARATUS AND METHODS FOR SECURING TISSUE TO BONE	Provisional patent application abandoned in favor of Non-provisional patent application (see C2M-6008-00201below)	04/16/04 60/562,778

C2M Medical, Inc.	C2M-6008-00201	APPARATUS AND METHODS FOR SECURING TISSUE TO BONE	Non-provisional patent application abandoned in favor of PCT application PCT/US2005/013172 And CIP in 11/325,619	04/15/05 11/107,372		Claims benefit of 60/562,778

C2M Medical, Inc.	C2M-6008-00202	APPARATUS AND METHODS FOR SECURING TISSUE TO BONE	International (PCT) patent application entered national phase (see below)	04/18/05 PCT/US05/13172

C2M Medical, Inc.	C2M-6008-00203	APPARATUS AND METHOD FOR SECURING TISSUE TO BONE WITH A SUTURE	Non-provisional patent application abandoned in favor of PCT application PCT/US2007/060098 and CON on 11/337,939 & 11/337,933	01/04/06 11/325,619		CIP of 11/107,372 and claims benefit of 60/562,778

Exhibit B to Schedule 4

C2M Medical, Inc.	C2M-6008-00204	APPARATUS AND METHOD FOR SECURING TISSUE TO BONE WITH A SUTURE	Non-provisional patent application abandoned	01/23/06 11/337,939	CON of 11/325,619; CIP of 11/107,372 and claims benefit of 60/562,778

C2M Medical, Inc.	C2M-6008-00205	APPARATUS AND METHOD FOR SECURING TISSUE TO BONE WITH A SUTURE	Non-provisional patent application abandoned	01/23/06 11/337,933	CON of 11/325,619; CIP of 11/107,372 and claims benefit of 60/562,778

C2M Medical, Inc.	C2M-6008-00206 EP	APPARATUS AND METHODS FOR SECURING TISSUE TO BONE	European patent application pending	04/18/05 05736765.8	European national phase of PCT/US05/13172 in examination

C2M Medical, Inc.	C2M-6008-00207 CA	APPARATUS AND METHODS FOR SECURING TISSUE TO BONE	Canadian patent application pending	04/18/05 2,563,910	Canadian national phase of PCT/US05/13172 in examination

C2M Medical, Inc.	C2M-6008-00208 AU	APPARATUS AND METHODS FOR SECURING TISSUE TO BONE	Australian patent application pending	04/18/05 2005235305	Australian national phase of PCT/US05/13172

Exhibit B to Schedule 4

C2M Medical, Inc.	C2M-6008-00209 JP	APPARATUS AND METHODS FOR SECURING TISSUE TO BONE	Japanese patent application pending	04/18/05 2007-508629	Japanese national phase of PCT/US05/13172 Published June 11th, 2009

C2M Medical, Inc.	C2M-6008-00210 PCT	APPARATUS AND METHOD FOR SECURING TISSUE TO BONE WITH A SUTURE	International (PCT) patent application entered national phase	01/04/07 PCT/US07/60098

C2M Medical, Inc.		APPARATUS AND METHOD FOR SECURING TISSUE TO BONE WITH A SUTURE	European patent application pending	07/15/08 077701201.1	European national phase of PCT/US07/60098 In examination

C2M Medical, Inc.		APPARATUS AND METHOD FOR SECURING TISSUE TO BONE WITH A SUTURE	Japanese patent application pending	07/15/08 2008-549636	Japanese national phase of PCT/US07/60098 In examination

C2M Medical, Inc.	C2M-6008-00600	RING CINCH ASSEMBLY TO ATTACH BONE TO TISSUE	Non-provisional patent application pending	01/04/06 11/325,252	Non final office action

Exhibit B to Schedule 4

C2M Medical, Inc.	C2M-6008-00601	RING CINCH ASSEMBLY TO ATTACH BONE TO TISSUE	Non-provisional patent application abandoned	01/23/06 11/337,934	CON of 11/325,252

C2M Medical, Inc.	C2M-6008-00602	RING CINCH ASSEMBLY TO ATTACH BONE TO TISSUE	Non-provisional patent application abandoned	01/23/06 11/337,819	CON of 11/325,252

C2M Medical, Inc.	C2M-6008-00603	RING CINCH ASSEMBLY TO ATTACH BONE TO TISSUE	Non-provisional patent application abandoned	01/23/06 11/337,966	CON of 11/325,252

C2M Medical, Inc.	C2M-6008-00604 PCT	RING CINCH ASSEMBLY TO ATTACH BONE TO TISSUE	International (PCT) patent application entered national phase	01/04/07 PCT/US07/60099

C2M Medical, Inc.		RING CINCH ASSEMBLY TO ATTACH BONE TO TISSUE	Chinese patent application pending	07/04/08 200780007654.5	Chinese national phase of PCT/US07/60099 Response to first Office Action

C2M Medical, Inc.		RING CINCH ASSEMBLY TO ATTACH BONE TO TISSUE	Australian patent application pending	07/04/08 2007203780	Australian national phase of PCT/US07/60099

C2M Medical, Inc.		RING CINCH ASSEMBLY TO ATTACH BONE TO TISSUE	Japanese patent application pending	07/04/08 2008-549637	Japanese national phase of PCT/US07/60099

Exhibit B to Schedule 4

C2M Medical, Inc.		RING CINCH ASSEMBLY TO ATTACH BONE TO TISSUE	European patent application pending	07/04/08 07701202.9	European national phase of PCT/US07/60099 Response to EPO communication Nov. 13th, 2009

C2M Medical, Inc.		RING CINCH ASSEMBLY TO ATTACH BONE TO TISSUE	Canadian patent application pending	07/04/08 2,636,001	Canadian national phase of PCT/US07/60099

C2M Medical, Inc.	C2M-6008-00700	BONE ANCHOR SYSTEMS AND METHODS FOR THE USE THEREOF	Provisional patent application abandoned in favor of non-provisional patent applications (see C2M-6008-00701 and C2M-6008- 00704 below)	03/22/06 60/784,679

C2M Medical, Inc.	C2M-6008-00701	BONE ANCHOR INSTALLER AND METHOD OF USE	Non-provisional patent application pending	03/22/07 11/726,736	Claims benefit of 60/784,679 Response to Non final Office March 10th, 2010

C2M Medical, Inc.	C2M-6008-00703 PCT	BONE ANCHOR INSTALLER AND METHOD OF USE	International (PCT) patent application entered national phase	03/22/07 PCT/US07/64681

Exhibit B to Schedule 4

C2M Medical, Inc		BONE ANCHOR INSTALLER AND METHOD OF USE	Australian patent application pending	03/22/07 2007227349	Australian national phase of PCT/US07/64681

C2M Medical, Inc		BONE ANCHOR INSTALLER AND METHOD OF USE	European patent application pending	03/22/07 07759159.2	European national phase of PCT/US07/64681 2010 annuity fee paid

C2M Medical, Inc		BONE ANCHOR INSTALLER AND METHOD OF USE	Japanese patent application pending	03/22/07 2008-501736	Japanese national phase of PCT/US07/64681

C2M Medical, Inc.	C2M-6008-00704	SUTURE PASSER DEVICES AND USES THEREOF	Non-provisional patent application abandoned	03/22/07 11/726,724	Claims benefit of 60/784,679

C2M Medical, Inc.	C2M-6008-00705 PCT	SUTURE PASSER DEVICES AND USES THEREOF	International (PCT) patent application entered national phase	03/22/07 PCT/US07/64684

C2M Medical, Inc.		SUTURE PASSER DEVICES AND USES THEREOF	Australian patent application pending	03/22/07 2007227351	Australian national phase of PCT/US07/64684

Exhibit B to Schedule 4

C2M Medical, Inc.		SUTURE PASSER DEVICES AND USES THEREOF	European patent application pending	03/22/07 07759161.8	European national phase of PCT/US07/64684 2010 annuity fee paid

C2M Medical, Inc.		SUTURE PASSER DEVICES AND USES THEREOF	Japanese patent application pending	03/22/07 2008-501737	Japanese national phase of PCT/US07/64684

C2M Medical, Inc.	C2M-6008-01100	TACK ANCHOR SYSTEMS, BONE ANCHOR SYSTEMS, AND METHODS OF USE	Provisional patent application expired	03/05/07 60/905,216

C2M Medical, Inc.		TACK ANCHOR SYSTEMS, BONE ANCHOR SYSTEMS, AND METHODS OF USE	Non provisional patent application pending	03/05/2008 12/074,693	Claims benefit of 60/905,216

C2M Medical, Inc.		TACK ANCHOR SYSTEMS, BONE ANCHOR SYSTEMS, AND METHODS OF USE	International (PCT) patent application entered national phase	03/05/2008 PCT/US2008/002885

Exhibit B to Schedule 4

C2M Medical, Inc.		TACK ANCHOR SYSTEMS, BONE ANCHOR SYSTEMS, AND METHODS OF USE	European patent application pending	03/05/2008 08726423.0	European national phase of PCT/US2008/002885 2010 annuity fee paid

C2M Medical, Inc.	C2M-6008-01101	TACK BONE ANCHORS AND TACK BONE ANCHOR TOOLS SYSTEMS AND METHODS OF USE	Draft (not yet filed)

C2M Medical, Inc.	C2M-1 PROV	BONE ANCHOR COMPRISING A SHAPE MEMORY ELEMENT AND UTILIZING TEMPERATURE TRANSITION TO SECURE THE BONE ANCHOR IN BONE	Provisional patent application abandoned in favor of PCT patent application PCT/US2008/073807	08/24/07 60/966,087

Exhibit B to Schedule 4

C2M Medical, Inc.	BONE ANCHOR COMPRISING A SHAPE MEMORY ELEMENT AND UTILIZING TEMPERATURE TRANSITION TO SECURE THE BONE ANCHOR IN BONE	PCT patent application moved national	08/21/2008 PCT/US2008/073807	National phases due 02/24/2010

C2M Medical, Inc.	BONE ANCHOR COMPRISING A SHAPE MEMORY ELEMENT AND UTILIZING TEMPERATURE TRANSITION TO SECURE THE BONE ANCHOR IN BONE	European patent application Filing in process	Filing in process	European national phase of PCT/US2008/073807

C2M Medical, Inc.	BONE ANCHOR COMPRISING A SHAPE MEMORY ELEMENT AND UTILIZING TEMPERATURE TRANSITION TO SECURE THE BONE ANCHOR IN BONE	US non provisional patent application filing in process	Filing in process	US national phase of PCT/US2008/073807

Exhibit B to Schedule 4

Company’s Trademarks

Mark	Country	Status	App No	App Date	Reg No	Reg Date	Goods/Services

DESIGN (Curved bars with braided strands)	Australia	Registered	1224830	2/18/2008	1224830	2/18/2008

MEDICAL DEVICES FOR SECURING SOFT TISSUE TO BONE, INCLUDING BONE ANCHORS FOR ANCHORING SUTURE TO BONE, AND INSTRUMENTATION FOR DEPLOYING THE SAME IN THE BODY; SUTURE; AND INSTRUMENTS FOR MANIPULATING SUTURE in Int. Class 010

CINCH	Brazil	Filed, Published	830151176	12/15/2008

MEDICAL DEVICES THAT ARE INPLANTED IN HUMAN BONES FOR THE PURPOSE OF COUPLING LIGAMENTS AND TENDONS TO BONES, AND SURGICAL IMPLANT TOOLS TO FACILITATE IMPLANTATION OF SUCH MEDICAL DEVICES; BONE ANCHORS AND SURGICAL TOOLS TO FACILITATE IMPLANTATION OF BONE ANCHORS; SUTURES; AND SUTURE PULLERS in Int. Class 010

PITON	Brazil	Filed, Published	830151824	12/16/2008

MEDICAL DEVICES FOR SECURING SOFT TISSUE TO BONE, NAMELY, BONE ANCHORS FOR ANCHORING SUTURE TO BONE, MEDICAL INSTRUMENTS FOR DEPLOYING BONE ANCHORS IN THE BODY AND MEDICAL INSTRUMENTS FOR SECURING SOFT TISSUE TO BONE IN THE BODY; SUTURES; AND MEDICAL INSTRUMENTS FOR MANIPULATING SUTURE in Int. Class 010

Exhibit B to Schedule 4

CINCH	Canada	Filed	1388414	3/25/2008

MEDICAL DEVICES THAT ARE INPLANTED IN HUMAN BONES FOR THE PURPOSE OF COUPLING LIGAMENTS AND TENDONS TO BONES, AND SURGICAL IMPLANT TOOLS TO FACILITATE IMPLANTATION OF SUCH MEDICAL DEVICES; BONE ANCHORS AND SURGICAL TOOLS TO FACILITATE IMPLANTATION OF BONE ANCHORS; SUTURES; AND SUTURE PULLERS in Int. Class GDS

PITON	Canada	Filed	1384729	2/18/2008

MEDICAL DEVICES FOR SECURING SOFT TISSUE TO BONE, NAMELY, BONE ANCHORS FOR ANCHORING SUTURE TO BONE, MEDICAL INSTRUMENTS FOR DEPLOYING BONE ANCHORS IN THE BODY AND MEDICAL INSTRUMENTS FOR SECURING SOFT TISSUE TO BONE IN THE BODY; SUTURES; AND MEDICAL INSTRUMENTS FOR MANIPULATING SUTURE in Int. Class GDS

CINCH	China P.R.	Filed	7103170	12/6/2008

MEDICAL DEVICES THAT ARE IMPLANTED IN HUMAN BONES FOR THE PURPOSE OF COUPLING LIGAMENTS AND TENDONS TO BONES; SURGICAL IMPLANT INSTRUMENTS; BONE ANCHORS; SURGICAL TOOLS TO FACILITATE IMPLANTATION OF BONE ANCHORS; SUTURE MATERIALS; THREAD [SURGICAL]; SURGICAL INSTRUMENTS in Int. Class 010

Exhibit B to Schedule 4

PITON	China P.R.	Filed	7103168	12/9/2008

MEDICAL DEVICES FOR SECURING SOFT TISSUE TO BONE; BONE ANCHORS FOR ANCHORING SUTURE TO BONE; MEDICAL INSTRUMENTS FOR DEPLOYING BONE ANCHORS IN THE BODY; MEDICAL INSTRUMENTS FOR SECURING SOFT TISSUE TO BONE IN THE BODY; SUTURE MATERIALS; THREAD [SURGICAL]; MEDICAL INSTRUMENTS FOR MANIPULATING SUTURE in Int. Class 010

CINCH	European Community	Filed, Published	006700521	2/18/2008	006700521	5/20/2009

MEDICAL DEVICES THAT ARE INPLANTED IN HUMAN BONES FOR THE PURPOSE OF COUPLING LIGAMENTS AND TENDONS TO BONES, AND SURGICAL IMPLANT TOOLS TO FACILITATE IMPLANTATION OF SUCH MEDICAL DEVICES; BONE ANCHORS AND SURGICAL TOOLS TO FACILITATE IMPLANTATION OF BONE ANCHORS; SUTURES; AND SUTURE PULLERS in Int. Class 010

DESIGN (Curved bars with braided strands)	European Community	Registered	6752034	3/5/2008	6752034	7/22/2009

MEDICAL DEVICES FOR SECURING SOFT TISSUE TO BONE, INCLUDING BONE ANCHORS FOR ANCHORING SUTURE TO BONE, AND INSTRUMENTATION FOR DEPLOYING THE SAME IN THE BODY; SUTURES; AND INSTRUMENTS FOR MANIPULATING SUTURE. in Int. Class 010

Exhibit B to Schedule 4

PITON	European Community	Registered	6700256	2/18/2008	6700256	1/7/2009

MEDICAL DEVICES FOR SECURING SOFT TISSUE TO BONE, NAMELY, BONE ANCHORS FOR ANCHORING SUTURE TO BONE, MEDICAL INSTRUMENTS FOR DEPLOYING BONE ANCHORS IN THE BODY AND MEDICAL INSTRUMENTS FOR SECURING SOFT TISSUE TO BONE IN THE BODY; SUTURES; AND MEDICAL INSTRUMENTS FOR MANIPULATING SUTURE in Int. Class 010

DESIGN (Curved bars with braided strands)	Japan	Registered	2008-12742	2/22/2008	5201689	1/30/2009

MEDICAL DEVICES FOR SECURING SOFT BONE TISSUE TO BONE, INCLUDING BONE ANCHORS FOR ANCHORING SUTURE TO BONE, AND INSTRUMENTATION FOR DEPLOYING THE SAME IN THE BODY; SUTURE; INSTRUMENTS FOR MANIPULATING SUTURE; SURGICAL APPARATUS AND INSTRUMENTS; AND MEDICAL APPARATUS AND INSTRUMENTS in Int. Class 010

PITON	Japan	Filed, Published	2008-12454	2/21/2008

MEDICAL DEVICES FOR SECURING SOFT TISSUE TO BONE, INCLUDING BONE ANCHORS FOR ANCHORING SUTURE TO BONE, AND INSTRUMENTATION FOR DEPLOYING THE SAME IN THE BODY; SUTURE; INSTRUMENTS FOR MANIPULATING SUTURE; SURGICAL APPARATUS AND INSTRUMENTS; AND MEDICAL APPARATUS AND INSTRUMENTS in Int. Class 010

Exhibit B to Schedule 4

PITON	Mexico	Registered	981321	12/18/2008	1083607	2/11/2009

MEDICAL DEVICES FOR SECURING SOFT TISSUE TO BONE, NAMELY, BONE ANCHORS FOR ANCHORING SUTURE TO BONE, MEDICAL INSTRUMENTS FOR DEPLOYING BONE ANCHORS IN THE BODY AND MEDICAL INSTRUMENTS FOR SECURING SOFT TISSUE TO BONE IN THE BODY; SUTURES; AND MEDICAL INSTRUMENTS FOR MANIPULATING SUTURE in Int. Class 010

CINCH	South Africa	Filed	2008/28721	12/8/2008

MEDICAL DEVICES THAT ARE INPLANTED IN HUMAN BONES FOR THE PURPOSE OF COUPLING LIGAMENTS AND TENDONS TO BONES, AND SURGICAL IMPLANT TOOLS TO FACILITATE IMPLANTATION OF SUCH MEDICAL DEVICES; BONE ANCHORS AND SURGICAL TOOLS TO FACILITATE IMPLANTATION OF BONE ANCHORS; SUTURES; AND SUTURE PULLERS in Int. Class 010

PITON	South Africa	Filed	2008/28720	12/8/2008

MEDICAL DEVICES FOR SECURING SOFT TISSUE TO BONE INCLUDING BONE ANCHORS FOR ANCHORING SUTURE TO BONE, INSTRUMENTATION FOR DEPLOYING THE SAME IN THE BODY; SUTURES AND INSTRUMENTS FOR MANIPULATING SUTURE in Int. Class 010

Exhibit B to Schedule 4

CINCH	Switzerland	Registered	65141/2008	12/12/2008	585393	4/15/2009

MEDICAL DEVICES THAT ARE INPLANTED IN HUMAN BONES FOR THE PURPOSE OF COUPLING LIGAMENTS AND TENDONS TO BONES, AND SURGICAL IMPLANT TOOLS TO FACILITATE IMPLANTATION OF SUCH MEDICAL DEVICES; BONE ANCHORS AND SURGICAL TOOLS TO FACILITATE IMPLANTATION OF BONE ANCHORS; SUTURES; AND SUTURE PULLERS in Int. Class 010

PITON	Switzerland	Registered	65137/2008	12/12/2008	585392	4/15/2009

MEDICAL DEVICES FOR SECURING SOFT TISSUE TO BONE, NAMELY, BONE ANCHORS FOR ANCHORING SUTURE TO BONE, MEDICAL INSTRUMENTS FOR DEPLOYING BONE ANCHORS IN THE BODY AND MEDICAL INSTRUMENTS FOR SECURING SOFT TISSUE TO BONE IN THE BODY; SUTURES; AND MEDICAL INSTRUMENTS FOR MANIPULATING SUTURE in Int. Class 010

CINCH	United States	Registered	78/783,381	12/31/2005	3,584,726	3/3/2009

MEDICAL DEVICES THAT ARE INPLANTED IN HUMAN BONES FOR THE PURPOSE OF COUPLING LIGAMENTS AND TENDONS TO BONES, AND SURGICAL IMPLANT TOOLS TO FACILITATE IMPLANTATION OF SUCH MEDICAL DEVICES; BONE ANCHORS AND SURGICAL TOOLS TO FACILITATE IMPLANTATION OF BONE ANCHORS; SUTURES; AND SUTURE PULLERS in Int. Class 010

Exhibit B to Schedule 4

PITON	United States	Registered	77/263,895	8/24/2007	3,683,668	9/15/2009

MEDICAL DEVICES FOR SECURING SOFT TISSUE TO BONE, NAMELY, BONE ANCHORS FOR ANCHORING SUTURE TO BONE, MEDICAL INSTRUMENTS FOR DEPLOYING BONE ANCHORS IN THE BODY AND MEDICAL INSTRUMENTS FOR SECURING SOFT TISSUE TO BONE IN THE BODY; SUTURES; AND MEDICAL INSTRUMENTS FOR MANIPULATING SUTURE in Int. Class 010

* * *

Exhibit B to Schedule 4